EXHIBIT 99.1


                                            [LOGO OF INSIGNIA SYSTEMS, INC.]
                                         Contact: Scott Drill, President and CEO
                                            (763) 392-6200; (800) 874-4648

FOR IMMEDIATE RELEASE
---------------------

             Insignia Systems, Inc. Reports Third Quarter Net Income
                   of $141,714 on POPS Revenue Increase of 60%

MINNEAPOLIS - OCTOBER 16, 2003 - Insignia Systems, Inc. (Nasdaq: ISIG) today reported net sales of $7,109,845 for the third quarter ended September 30, 2003, an increase of 40%, compared to net sales of $5,075,908 for the third quarter of 2002. Net income for the third quarter of 2003 was $141,714 or $.01 per share, compared to a net loss of $(499,216), or $(.05) per share, for the third quarter of 2002. Insignia Point-of-Purchase Services (POPS) revenue for the third quarter was $6,179,936, an increase of 60%, compared to third quarter 2002 POPS revenue of $3,870,342.

For the nine months ended September 30, 2003, net sales were $20,832,306, an increase of 23%, compared to net sales of $16,913,907 for the nine months of 2002. The net loss for the first nine months of 2003 was $(952,348) or $(.08) per share, compared to net income of $22,402, or $.00 per share for the same period of 2002. POPS revenue for the first nine months of 2003 was $17,813,549, an increase of 35%, compared to the first nine months of 2002 POPS revenue of $13,218,091.

CEO Scott Drill stated, "The third quarter results benefited from the initiatives we took during the first half of the year to reduce our cost of sales as well as our operating expenses. Fiscal year 2003 has been an unusual year relative to historical seasonal patterns in our POPS business. During the past couple years the second and third quarters have had lower revenue than the first quarter, whereas this year both have had higher revenue. Also, historically the fourth quarter has been our strongest. Based on current bookings, this is highly unlikely to be the case this year in that the fourth quarter might be this year's lowest revenue quarter. Unfortunately, brand spending for the fourth quarter has been lighter than anticipated during the six weeks since Labor Day.

                                    - more -






   Insignia Systems, Inc. o 6470 Sycamore Court North, Maple Grove, MN 55369
                     o Phone 763-392-6200 o Fax 763-392-6222
        http://www.insigniasystems.com o email: info@insigniasystems.com

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Oct. 16, 2003   INSIGNIA SYSTEMS, INC. REPORTS THIRD QUARTER NET INCOME   Page 2


This has been a year in which brand spending patterns have fluctuated more so than in any of our five previous years in the in-store promotion business. "

Drill went on to state, "Looking ahead we are hopeful that fiscal year 2004 will be a good growth year for POPS. We continue to strive to add new retail distribution. Further, we expect our VALUStix business unit to perform much better than it has to date. It has been a year of learning for us with VALUStix on both the sales and operational sides of the equation.

During the third quarter a test program for VALUStix was completed at no charge to our customers. We are using the information obtained from that program to refine and redirect our efforts related to VALUStix. Year to date we have incurred approximately $900,000 of expenses related to VALUStix. However, we have recently taken steps to reduce our operating expenses related to VALUStix and thus expect significantly lower expenses, beginning in 2004. Additionally, we have recently hired Steve Aase to be the VALUStix General Manager. He has been a consultant to VALUStix since May. Steve has held key leadership positions in management, sales and marketing in the consumer products industry. His previous work experience in the manufacturing, marketing, research, retail and executive consulting areas include CAP Gemini Ernst & Young, Fleming, Inc/Cerespan, Information Resources, Inc., Carlson Companies, Inc.
and The Pillsbury Company."

Drill concluded, "In summary we are in strong position to build our POPS business for the next several years. We have a strong balance sheet with $4.8 million in cash and no debt. We have over 12,000 stores in our retail network and a product offering which is very attractive to both our consumer packaged goods customers and our grocery and drug retail partners."

Insignia Systems, Inc. is an innovative developer and marketer of in-store promotional products, programs and services to retailers and consumer goods manufacturers. Through its Point-Of-Purchase Services (POPS) business, Insignia is contracted with more than 12,000 chain retail supermarkets and drug stores, including A&P, Kroger, Pathmark, Safeway, Shaw's Supermarkets and Rite Aid. Through the nationwide POPS network, over 180 major consumer goods manufacturers, including General Mills, Hormel Foods, Kellogg Company, Nestle, Pfizer, S.C. Johnson & Son and Tyson Foods, have taken their brand messages to the point-of-purchase.
                                    - more -





   Insignia Systems, Inc. o 6470 Sycamore Court North, Maple Grove, MN 55369
                     o Phone 763-392-6200 o Fax 763-392-6222
        http://www.insigniasystems.com o email: info@insigniasystems.com

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Oct. 16, 2003   INSIGNIA SYSTEMS, INC. REPORTS THIRD QUARTER NET INCOME   Page 3


For additional information, contact 888-474-7677, or visit the Insignia POPS Web site at www.insigniapops.com.

This press release, as it relates to expectations regarding future sales and profitability, contains forward-looking statements regarding future performance of the Company. The Company's actual results could differ materially from these forward-looking statements as a result of a number of factors, including risks and uncertainties as described in the Company's SEC Form 10-K/A for the year ended December 31, 2002. The Company wishes to caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.

                                    - more -



   Insignia Systems, Inc. o 6470 Sycamore Court North, Maple Grove, MN 55369
                     o Phone 763-392-6200 o Fax 763-392-6222
        http://www.insigniasystems.com o email: info@insigniasystems.com

Oct. 16, 2003   INSIGNIA SYSTEMS, INC. REPORTS THIRD QUARTER NET INCOME   Page 4


                             INSIGNIA SYSTEMS, INC.
                              RESULTS OF OPERATIONS
                                   (UNAUDITED)

                                   Three Months Ended              Nine Months Ended
                                      September 30,                   September 30,
                                -----------------------------------------------------------
                                    2003          2002            2003             2002
                                -----------------------------------------------------------
Net Sales                       $  7,109,845   $  5,075,908    $ 20,832,306    $ 16,913,907
Cost of Sales                      3,889,855      2,836,783      11,764,790       8,701,544
Gross Profit                       3,219,990      2,239,125       9,067,516       8,212,363
Operating Expenses:
        Selling                    2,062,665      1,699,618       6,532,743       5,051,027
        Marketing                    328,683        440,253       1,069,050       1,162,389
        G&A                          702,742        598,731       2,468,683       1,876,021

Operating Income (Loss)              125,900       (499,477)     (1,002,960)        122,926
Other Income (Expense)                15,814            261          50,612        (100,524)

Net Income (Loss)               $    141,714   $   (499,216)   $   (952,348)   $     22,402

Net Income (Loss) Per Share
   Basic                        $        .01   $       (.05)   $       (.08)   $        .00
   Diluted                      $        .01   $       (.05)   $       (.08)   $        .00

Shares used in calculation of
net income (loss) per share:
  Basic                           12,349,372     10,915,056      12,211,848      10,802,774
  Diluted                         12,590,051     10,915,056      12,211,848      11,679,294



                           SELECTED BALANCE SHEET DATA


                                       September 30,        December 31,
                                           2003                 2002
                                     -------------------------------------
       Cash and cash equivalents       $ 4,780,595          $ 6,471,581
       Working capital                 $ 6,797,651          $ 7,324,154
       Total assets                    $15,010,383          $16,722,330
       Total liabilities               $ 3,928,416          $ 5,464,252
       Shareholders' equity            $11,081,967          $11,258,078



                                      ####


   Insignia Systems, Inc. o 6470 Sycamore Court North, Maple Grove, MN 55369
                     o Phone 763-392-6200 o Fax 763-392-6222
        http://www.insigniasystems.com o email: info@insigniasystems.com